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                                                                    Exhibit 10.9

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of          , 20  , between Heritage Property
Investment Trust, Inc., a corporation organized under the laws of the State of Maryland (the "COMPANY"), and the individual identified below, residing at the address there set out (the "OPTIONEE").

         1. GRANT OF OPTION. Pursuant and subject to the Company's Amended and Restated 2000 Equity Incentive Plan (as in effect on the date hereof and as amended from time to time, the "PLAN"), the Company grants to you, the "OPTIONEE," an option (the "OPTION") to purchase from the Company all or any part of a total of shares of the common stock, par value $.001 per share, in the Company (the Company's "COMMON STOCK"), at a price of $ per share of Common
Stock. The Grant Date of this Option is as of         , 20  . In this Agreement,
we refer to the specific number of shares of Common Stock which are the subject of this Option as your "OPTIONED SHARES."

         2. CHARACTER OF OPTION. This Option is not intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3.       DURATION OF OPTION. Subject to the following sentence, this
Option shall expire at 5:00 p.m. on         , 20  (1). However, if your
employment or other association with the Company and its Affiliates ends before
that date, this Option shall expire at 5:00 p.m. on           , 20   (2) or, if
earlier, the date specified in whichever of the following applies:

                  (a) If the termination of your employment or other association is on account of your death or disability, the first anniversary of the date your employment ends.

                  (b) If the termination of your employment or other association is due to any other reason, the 90th day after your employment or other association ends.

         4.     EXERCISE OF OPTION.

                  (a) Until this Option expires and subject to the remainder of this Section 4, you may exercise it as to the Optioned Shares, and from the dates, identified in (i) and (ii) below, in full or in part, at any time on or after the applicable exercise date or dates identified therein:

                           (i)      As to all of the Optioned Shares, in the
following installments:

----------

        (1) The day immediately preceding the tenth anniversary of the Grant Date.

        (2)      Same as described in footnote 2.

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                                      -2-


           Number of Optioned                   Initial Exercise Date
       Shares in Each Installment             for Shares in Installment
       --------------------------             -------------------------

               One-Third                 First anniversary of the Grant Date
               One-Third                Second anniversary of the Grant Date
               One-Third                 Third anniversary of the Grant Date

                           (ii)     Without duplication, as to all of the
Optioned Shares, in the event of a Change in Control.

                  (b) During any period that this Option remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other association.

                  (c) You may pay the exercise price due on exercise by delivering other shares of Common Stock of equivalent Fair Market Value provided you have owned such shares of Common Stock for at least six months.

                  (d) Subject to the foregoing, the procedure for exercising this Option is as described in Section 7.1(f) of the Plan.

         5. TRANSFER OF OPTION. You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

         6. INCORPORATION OF PLAN TERMS. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 10 (SETTLEMENT OF AWARDS).

         7. ACKNOWLEDGEMENTS. You acknowledge that you have previously received or have been advised that you may on request receive a copy of the Plan. You further acknowledge that the Company makes no representation or warranty to you as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

         8. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

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                                      -3-


         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

HERITAGE PROPERTY
INVESTMENT TRUST, INC.



By:
   ------------------------------          -------------------------------------
Title:                                     Signature of Optionee
      ---------------------------
                                           -------------------------------------
                                           Name of Optionee

                                           Optionee's Address:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

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                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                        RESTRICTED STOCK GRANT AGREEMENT

         This Agreement made this ________ day of _________, 20 (the "ISSUANCE DATE"), by and between Heritage Property Investment Trust, Inc. , a corporation organized under the laws of the State of Maryland (the "COMPANY"), and the individual identified below, residing at the address there set out (the "EXECUTIVE").

                          W I T N E S S E T H  T H A T:

         Whereas, Executive's association with the Company is considered by the Company to be important for its growth; and

         Whereas, the Company desires to grant to Executive shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), pursuant to the Company's Amended and Restated 2000 Equity Incentive Plan (as in effect on the date hereof and as amended from time to time, the "PLAN") and otherwise according to the terms and conditions hereof;

         Now, therefore, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.       ISSUANCE OF STOCK

         1.1. The Company hereby agrees to issue to Executive an aggregate of _______ shares of Common Stock.

         1.2. Upon receipt by the Company of a copy of this Agreement duly executed and completed by Executive, the Company shall issue in the name of Executive duly executed certificates evidencing the Shares endorsed with the legends set forth in Section 7.5 and Section 8.3 below. Certificates evidencing Shares shall be held in escrow as hereinafter provided.

2.       RESTRICTION ON TRANSFER

         2.1. Subject to the remaining provisions of this Section and except for the escrow described in Section 6, none of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), to any other person on (but only upon) death by will, bequest or operation of law (a "PERMITTED TRANSFEREE").

         2.2. All Permitted Transferees of Restricted Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the

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Restricted Shares other than in accordance with this Section shall be void. The
Company shall not be required (i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this Section or (ii) to treat as owner of any Restricted Shares, to accord the right to vote Restricted Shares to, or to pay dividends in respect of Restricted Shares to, any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or interest were acquired in compliance with the provisions of this Section.

3.       FORFEITURE OF RESTRICTED SHARES

         3.1. As of the Executive's Termination Date, all of the Restricted Shares that have not become Vested Shares as of such Termination Date shall automatically, without any action on the part of the Company, be cancelled, and the Executive shall cease to have any rights to any such Restricted Shares from and after such Termination Date.

         3.2.   The Restricted Shares shall become Vested Shares, as follows:

                  (a)      VESTING BASED ON CONTINUED EMPLOYMENT. One-third
(33 1/3%) of the Restricted Shares shall become Vested Shares as of each of the first three anniversaries of the Issuance Date.

                  (b) CHANGE IN CONTROL. All of the Restricted Shares shall become Vested Shares in the event of a Change in Control.

4.       ADJUSTMENT FOR STOCK SPLITS, ETC.

         In the event the shares of Common Stock or other capital stock of the Company shall be subdivided or combined into a greater or smaller number of shares, the Company shall pay any stock dividend or make any other issuance of shares of capital stock in respect of Common Stock or, upon a merger, consolidation, reorganization, split-up, combination, or recapitalization or the like of the Company, the shares of Common Stock or other capital stock granted hereunder shall be exchanged for other securities of the Company or of another corporation, all references under this Agreement to Shares, Vested Shares, or Restricted Shares, or to Common Stock, shall be appropriately adjusted or revised to reflect such capital transaction.

5.       ESCROW OF RESTRICTED SHARES

         5.1. The Restricted Shares issued under this Agreement shall be held in escrow by the Company, as escrow holder ("ESCROW HOLDER"), together with a stock assignment executed in blank by the Executive, until such Restricted Shares become Vested Shares hereunder.

         5.2. The Executive hereby appoints the Company, in its capacity as Escrow Holder, as his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Restricted Shares.

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         5.3.     When any portion of the Shares have become Vested Shares, upon
Executive's request the Company, as Escrow Holder, shall promptly cause a new certificate to be issued for such Shares and shall deliver such certificate to Executive.

         5.4. Subject to the terms hereof, Executive shall have all the rights of a stockholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and receive any cash dividends declared thereon. If, from time to time during the term of this Agreement, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of the Restricted Shares as provided in Section 4 such substituted or additional securities shall be immediately subject to this escrow and deposited with the Escrow Holder.

6.       TAX CONSEQUENCES

         It is understood by the Company and Executive that the issuance of the Shares may be deemed compensatory in purpose and in effect and that, as a result and provided the Executive is an employee of the Company, the Company may be obligated to pay withholding taxes in respect of such Shares at the time Executive becomes subject to Federal income taxation with respect to the receipt of the Shares. In the event that at the time the above-said withholding tax obligations arise (i) Executive is no longer in the employ of the Company or
(ii) Executive's other cash compensation from the Company is not sufficient to meet the aforesaid withholding tax obligation, Executive hereby agrees to reimburse the Company for all withholding taxes required to be paid in respect of this transaction within thirty (30) days after written request therefor is made to Executive (and the Company may delay any scheduled release from escrow until such reimbursement has been received). Such request shall be made at or about the time the Company is required to pay such withholding taxes. In the event the Company determines that it is not obligated to withhold taxes payable by Executive with respect to the Shares but that it is later held liable due to any non-payment of taxes on the part of Executive, Executive agrees to indemnify the Company in the amount of any payment made by it in respect of such liability.

7.       COMPLIANCE WITH SECURITIES LAW

         7.1. Executive represents and warrants, and each Permitted Transferee shall, as a condition of transfer, represent and warrant, that he or she is acquiring the Shares of his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

         7.2. Without limiting the scope, substance and applicability of any of the other restrictions on the transferability of the Shares that are set forth elsewhere in this Agreement, Executive agrees, and each Permitted Transferee shall, as a condition of transfer, agree, that none of the Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) unless and until (i) such Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended or (ii) if required by the Company, the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

         7.3. Executive acknowledges and agrees, and each Permitted Transferee shall, as a condition of transfer, acknowledge and agree, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Acquired Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

         7.4. Executive hereby agrees, and each Permitted Transferee shall, as a condition of transfer, agree that, at the written request of the Company or any managing underwriter of any underwritten public offering of securities of the Company, Executive or such Transferee will not, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Shares during the 180 day period commencing on the effective date of the registration statement relating to such underwritten public offering of securities.

         7.5. The certificates evidencing the Shares shall be endorsed with a legend, in addition to any other legends required by this Agreement, substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and not with a view to distribution or resale and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or an opinion of counsel for the Corporation that registration is not required under such Act.

8.       GENERAL PROVISIONS

         8.1. This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         8.2. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Executive.

         8.3. The certificates representing the Shares shall be endorsed with the following legend:

         The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Heritage Property Investment Trust, Inc. Amended and Restated 2000 Equity Incentive Plan and a Restricted Stock Grant Agreement entered into by the registered owner and Heritage Property Investment Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Heritage Property Investment Trust, Inc., 535 Boylston Street, Boston, MA 02116-3766.

         8.4. All notices or communications provided for under this Agreement shall be given in writing and by hand or by registered mail, return receipt requested, postage prepaid, and shall be addressed

                  (i) in the case of Executive, to the his or her address set out at the end of this Agreement, and

                  (ii)     in the case of the Company, to the Company at

                  535 Boylston Street
                  Boston, MA 02116-3766
                  Attention:  President and Chief Executive Officer;

                  with a copy to:

                  Victor J. Paci, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110

         Notices given as hereinabove provided shall be deemed received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report. Any party hereto may designate a change of address by written notice to the other parties given at least ten (10) days before such change is to become effective for purposes of this Agreement.

         8.5. The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Executive or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

         8.6. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         8.7. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

         8.8. The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

         8.9. Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

         8.10. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company's headquarters in the Commonwealth of Massachusetts is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of his, her or its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         8.11. Nothing contained in this Agreement shall confer upon Executive any right with respect to the continuation of his or her employment or other association with the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of Executive's employment or association with the Company.

         8.12. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

9.       DEFINITIONS

         For all purposes of this Agreement, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

         "ESCROW HOLDER" has the meaning assigned such term in Section 5 hereof.

         "PERMITTED TRANSFEREE" has the meaning assigned such term in Section
2.1 hereof.

         "RESTRICTED SHARES" means, at the time of reference thereto, that number of the Shares as shall not have become Vested Shares.

         "SHARES" means (i) the shares of Common Stock acquired by the Executive pursuant to this Agreement, and (ii) any shares of stock or other securities issued in respect of or in replacement for the shares of Common Stock described in clause (i), as further described in Section 4 hereof.

         "TERMINATION" means the voluntary or involuntary termination of the Executive's employment or other association with all of the Company and its subsidiaries and affiliates, for any or no reason whatsoever, including death or disability; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Executive's reemployment rights, if any, are guaranteed by statute or by contract.

         "TERMINATION DATE" means the date of the Executive's Termination, as reasonably fixed and determined by the Company.

         "VESTED SHARES" means, at the time of reference thereto, that number of Shares as shall have been released from the Escrow on or prior to such time, if any.

         All other capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

HERITAGE PROPERTY                          EXECUTIVE
INVESTMENT TRUST, INC.



By:
   ------------------------------          -------------------------------------
Title:                                     Signature
      ---------------------------
                                           -------------------------------------
                                           Name of Executive

                                           Executive 's Address:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------